EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivIdentity Corporation

Fremont, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ActivIdentity Corporation of our reports dated December 12, 2008 relating to the consolidated financial statements and the effectiveness of ActivIdentity Corporation’s internal control over financial reporting, which appears in the Form 10-K for the year ended September 30, 2008.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

San Francisco, California

February 9, 2009